Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

MANUFACTURERS AND TRADERS TRUST COMPANY

(Exact name of trustee as specified in its charter)

New York	16-0538020
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One M&T Plaza Buffalo, New York	14203-2399
(Address of principal executive offices)	(Zip code)

Aaron G. McManus

Vice President

Manufacturers and Traders Trust Company

One M&T Plaza – 7th Floor

Buffalo, New York 14203

(716) 842-4494

(Name, address and telephone number of agent of service)

CONSTELLATION BRANDS, INC.

(Exact name of obligor as specified in its charter)

Delaware	16-0716709
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Table of Additional

Registrants

State or other jurisdiction of incorporation or organization	Exact name of registrant as specified in its charter	I.R.S. Employer Identification No.
New York	ALCOFI INC.	13-4103237
Maryland	Constellation Beers Ltd.	36-2855879
Delaware	Constellation Brands Beach Holdings, Inc.	45-5570786
Delaware	Constellation Brands SMO, LLC	13-4033806
New York	Constellation Brands U.S. Operations, Inc.	16-1462887
New York	Constellation Leasing, LLC	56-2596168
Delaware	Constellation Marketing Services, Inc.	37-1749064
Delaware	Constellation Services LLC	26-4390211
New York	Constellation Trading Company, Inc.	77-0644374
Delaware	Crown Imports LLC	20-5300132
Delaware	Franciscan Vineyards, Inc.	94-2602962
California	Robert Mondavi Investments	68-0248575
Washington	The Hogue Cellars, Ltd.	91-1204814

207 High Point Drive Building 100 Victor, New York		14564
(Address of principal executive offices)		(Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

[Items 3 through 15 omitted pursuant to General Instruction B to Form T-1]

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Securities and Exchange Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and 17 C.F.R. 229.10(d).

Exhibit 1.	Organization Certificate of the Trustee as now in effect (incorporated herein by reference to Exhibit 1, Form T-1, Registration Statement No. 333-167832-03).

Exhibit 2.	Certificate of Authority of the Trustee to commence business (incorporated herein by reference to Exhibit 1, Form T-1, Registration Statement No. 333-167832-03).

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated herein by reference to Exhibit 1, Form T-1, Registration Statement No. 333-167832-03).

Exhibit 4.	Existing By-Laws of the Trustee (incorporated herein by reference to Exhibit 4, Form T-1, Registration Statement No. 333-167832-03).

Exhibit 5.	Not Applicable.

Exhibit 6.	Consent of the Trustee (incorporated herein by reference to Exhibit 6, Form T-1, Registration Statement No. 333-167832-03).

Exhibit 7.	Report of Condition of the Trustee.*

Exhibit 8.	Not Applicable.

Exhibit 9.	Not Applicable.

*	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Manufacturers and Traders Trust Company, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Buffalo, and State of New York, on the 14th day of October, 2014.

MANUFACTURERS AND TRADERS
TRUST COMPANY

By:	/s/ AARON G. MCMANUS
Name:	Aaron G. McManus
Title:	Vice President

Exhibit 7

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2014	2013	Change
ASSETS
Cash and due from banks	$1,827,197	1,350,015	35%
Interest-bearing deposits at banks	3,032,530	2,555,354	19
Federal funds sold and agreements to resell securities	90,239	124,487	-28
Trading account assets	313,325	378,235	-17
Investment securities	12,120,195	5,210,526	133
Loans and leases:
Commercial, financial, etc.	19,105,892	18,021,812	6
Real estate—commercial	26,374,274	26,116,394	1
Real estate—consumer	8,656,766	10,399,749	-17
Consumer	10,610,761	11,433,911	-7

Total loans and leases, net of unearned discount	64,747,693	65,971,866	-2
Less: allowance for credit losses	917,666	927,065	-1

Net loans and leases	63,830,027	65,044,801	-2
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	49,555	89,918	-45
Other assets	6,047,309	4,951,044	22

Total assets	$90,835,002	83,229,005	9%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$26,088,763	24,074,815	8%
Interest-bearing deposits	43,502,602	41,302,212	5
Deposits at Cayman Islands office	237,890	284,443	-16

Total deposits	69,829,255	65,661,470	6
Short-term borrowings	161,631	307,740	-47
Accrued interest and other liabilities	1,283,430	1,421,067	-10
Long-term borrowings	7,391,931	5,122,398	44

Total liabilities	78,666,247	72,512,675	8
Shareholders’ equity:
Preferred	1,231,500	876,796	40
Common(1)	10,937,255	9,839,534	11

Total shareholders’ equity	12,168,755	10,716,330	14

Total liabilities and shareholders’ equity	90,835,002	83,229,005	9%

(1)	Reflects accumulated other comprehensive income, net of applicable income tax effect, of $40.3 million at June 30, 2014 and accumulated other comprehensive loss, net of applicable income tax effect, of $227.8 million at June 30, 2013.